Exhibit 10.1

AMENDED AND RESTATED

2014 CREDIT FACILITY AGREEMENT

AMENDED AND RESTATED 2014 CREDIT FACILITY AGREEMENT (the “Agreement”) by and between Protalex, Inc., a Delaware corporation (the “Company”) and Niobe Ventures, LLC, a Delaware limited liability company (“Niobe”), dated as of December 1, 2015.

WHEREAS, the Company and Niobe are currently parties to the 2014 Credit Facility Agreement, dated as of November 4, 2014, covering loans from Niobe to the Company (the “Credit Facility”) of which an aggregate of $5.03 million in loans have been funded to date (the “Current Credit Facility Balance”); and

WHEREAS, incremental to the Credit Facility and the Current Credit Facility Balance, Niobe is the holder of a Consolidated, Amended and Restated Promissory Note in the principal amount of $9,219,366 issued by the Company on October 11, 2013 (the “Outstanding Note”); and

WHEREAS, Niobe and the Company desire to increase the maximum amount of the Credit Facility to $7.5 million and to provide for further loans thereunder by the Company.

NOW THEREFORE, the parties hereby agree as follows:

1.     Credit Facility.

(a) Niobe hereby agrees that it will make available to the Company up to $7.5 million (including the Current Credit Facility Balance) in the form of secured loans at the request of the Company made at any time prior to December 31, 2016 (the “Expiration Date”) in increments of up to $400,000 in any calendar month; provided, however, that there shall have been no material adverse development in the Company’s clinical testing of PRTX-100 (a “Material Adverse Event”) prior to any proposed funding date.

(b) Niobe shall only be obligated to make loans to the Company hereunder to the extent that the conditions set forth herein are satisfied.

(c) Notwithstanding anything to the contrary that may be contained herein, in no event shall Niobe be required to loan the Company more than $7.5 million hereunder, or to make any loan at any time after the Expiration Date.

2.     Request for Loans.

At any time prior to the Expiration Date, the Company may request that Niobe make a loan to the Company by submitting to Niobe a written request therefor (a “Loan Request”), which Loan Request must contain: (i) the amount of the loan requested to be made; (ii) a certification that no Material Adverse Event has occurred; and (iii) the aggregate principal amount of all loans made to the Company by Niobe pursuant to the 2014 Credit Facility Agreement, as amended, prior to such request. Such Loan Request must be accompanied by a written certification signed by an executive officer of the Company certifying that no Event of Default has occurred and is continuing under any outstanding note of the Company.

3.     Loans.

(a) Within ten (10) days of the receipt of a Loan Request which satisfies the terms and conditions hereunder, Niobe shall make a loan to the Company in an amount equal to the lesser of (i) the amount sought in such Loan Request, or (ii) $7.5 million less the aggregate amount of all loans previously made to the Company by Niobe pursuant to the 2014 Credit Facility Agreement, as amended (the “Available Amount”);

(b) If the amount sought in a Loan Request is in excess of the Available Amount, Niobe, in its sole and absolute discretion, may (but shall not be obligated to) make a loan to the Company for all or any portion of such excess.

(c) Each loan made to the Company by Niobe shall be represented by a Senior Secured Promissory Note in the form of Exhibit A annexed hereto (a “Note”).

(d) The obligations of the Company pursuant to each Note shall be secured by a first priority perfected security interest in all of the assets of the Company pursuant to the Third Consolidated, Amended and Restated Security Agreement in the form of Exhibit B annexed hereto.

4.     Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by facsimile, with confirmation as provided above addressed as follows:

If to Company:

Protalex, Inc.

131 Columbia Turnpike, Suite 1

Florham Park, NJ 07932

Attention: Chief Financial Officer

With copies to

Morse, Zelnick, Rose & Lander LLP

825 Third Avenue, 16th Floor

New York, NY 10022

Attention: Kenneth S. Rose, Esq.

Fax: 212-208-6809

If to Niobe:

Niobe Ventures, LLC

c/o Arnold P. Kling

410 Park Avenue, 17th Floor

New York, NY 10022

Attention: Arnold P. Kling, Manager

Fax: 212-713-1818

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5.     Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement, and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.     Waiver.

Any waiver by the Company or Niobe of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

7.     Severability.

If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

PROTALEX, INC.

By:
Kirk M. Warshaw
Chief Financial Officer

NIOBE VENTURE, LLC

By:
Arnold P. Kling
Manager

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EXHIBIT A

[INTENTIONALLY OMITTED]

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EXHIBIT B

[INTENTIONALLY OMITTED]

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